UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

‘mktg, inc.’

(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

75 Ninth Avenue, New York, New York 10011

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 660-3800

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.02.	Results of Operations and Financial Condition.

          On February 24, 2009, ‘mktg, inc.’ (the “Company”) issued a press release that provided financial information with respect to its first, second and third quarters of its fiscal year ending March 31, 2009. A copy of the press release is furnished as Exhibit 99 to this report.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

          On February 20, 2009, the Company received notice of the resignation of Lazar Levine & Felix LLP (“Lazar”), as the Company’s independent registered public accounting firm as a result of the merger of Lazar with and into Parente Randolph, LLC (“Parente”). On February 25, 2009, following the resignation of Lazar and the approval of the Company’s Audit Committee, the Company engaged Parente as its independent registered public accounting firm.

          In the Company’s two most recent fiscal years and subsequent interim period prior to such engagement, the Company did not (itself or through someone acting on its behalf) consult with Parente on either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

          The reports of Lazar as the Company’s independent registered public accounting firm regarding the Company’s financial statements for the fiscal years ended March 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended March 31, 2008 and 2007, and during the subsequent interim period from the end of the most recently completed fiscal year through the date of Lazar’s resignation, there were no disagreements with Lazar on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Lazar would have caused it to make reference to such disagreement in its reports.

          The Company provided Lazar with a copy of the disclosure under this Item 4.01 and requested that Lazar furnish the Company with a letter stating whether it agrees with above statements. A copy of the letter is filed as Exhibit 16 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          On February 23, 2009, the Company’s Board of Directors accepted the resignations of Charles F. Tarzian and Fred Kaseff, effective as of March 1, 2009, as the Company’s Chief Executive Officer and Chief Financial Officer, respectively. In addition, Mr. Tarzian resigned from the Company’s Board of Directors effective immediately.

          In connection with these resignations, the Company promoted Charles Horsey from Chief Operating Officer to serve as the Company’s President, and appointed James Haughton to serve as the Company’s Vice President – Controller, in each case, effective as of March 1, 2009. Mr. Horsey was also appointed to the Company’s Board of Directors. Following Mr. Kaseff’s departure, Mr. Haughton will be the Company’s principal accounting officer until such time as the Company appoints a Chief Financial Officer.

Charles Horsey

          Mr. Horsey, 41, currently serves as the Company’s Chief Operating Officer, a position he has held since December 22, 2008, and originally joined the Company as an Executive Vice President on June 30, 2008 upon the Company’s acquisition of 3 For All Partners, LLC d/b/a mktgpartners (“mktgpartners”). Mr. Horsey helped found mktgpartners in 2003 and served as its Chief Executive Officer from January 2007 until it was acquired by the Company. Under Mr. Horsey’s leadership, mktgpartners’ revenues grew to more than $14 million in 2007 in only its fourth full year of operation. Previously, from 1992 until co-founding mktgpartners, Mr. Horsey held various positions in the Contemporary Marketing division of Clear Channel Communications, Inc., culminating with his appointment as Chief Executive Officer of that division. In that latter capacity, Mr. Horsey integrated and was responsible for offices in New York, Atlanta, Charlotte and San Francisco, and oversaw significant growth.

          As previously reported, the assets of 3 For All Partners, LLC were acquired by the Company for consideration consisting of $3.25 million in cash and 332,226 shares of the Company’s Common Stock. In connection with the acquisition, Mr. Horsey entered into a three-year Employment Agreement with the Company providing for an annual base salary of $266,106, the issuance to Mr. Horsey of 69,767 shares of restricted Common Stock of the Company vesting over a five-year period, and eligibility to receive an annual bonus targeted at 40% of base salary. In connection with his appointment as the Company’s Chief Operating Officer, the Company entered into an Amendment to Employment Agreement with Mr. Horsey under which Mr. Horsey’s base salary was increased to $330,000 per annum and he was awarded 100,000 shares of restricted Common Stock. In connection with his appointment as the Company’s President, the Company approved the grant to Mr. Horsey of an additional 32,233 shares of restricted Common Stock vesting over five years.

James Haughton

          Mr. Haughton, 49, is a Certified Public Accountant and has been employed by the Company in its finance and accounting department since November 2007. Previously, from October 2005 to June, 2007 Mr. Haughton was the Chief Financial Officer of National Retail Services, Inc., a full service provider of merchandising and retail marketing services. Prior to that, from January 2002 to October 2005, Mr. Haughton was a regional Chief Financial Officer at Euro-RSCG Worldwide, the fifth largest global advertising and communications company.

          Mr. Haughton is currently employed with the Company pursuant to a letter agreement under which he is compensated by the Company at the rate of $190,000 per annum and eligible to receive an annual bonus targeted at 40% of base salary. In connection with his appointment as the Company’s Vice President – Controller, the Company approved the grant to Mr. Haughton of 25,000 shares of restricted Common Stock vesting over five years.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement, dated June 30, 2008, between the Company and Charles Horsey

Exhibit 10.2	Amendment to Employment Agreement, dated December 22, 2008, between the Company and Charles Horsey

Exhibit 10.3	Restricted Stock Agreement, dated December 22, 2008, between the Company and Charles Horsey

Exhibit 10.4	Letter Agreement, dated November 9, 2007, between the Company and Jim Haughton

Exhibit 16	Letter of Lazar Levine & Felix LLP, dated February 25, 2009.

Exhibit 99	Press release dated February 24, 2009.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2009

‘mktg, inc.’

	By:	/s/ Charles Horsey

Charles Horsey,
Chief Operating Officer

EXHIBIT INDEX

No.	Description

Exhibit 10.1

Employment Agreement, dated June 30, 2008, between the Company and Charles Horsey (incorporated by reference to the similarly described Exhibit filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2008).

Exhibit 10.2

Amendment to Employment Agreement, dated December 22, 2008, between the Company and Charles Horsey (incorporated by reference to the similarly described Exhibit filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2008).

Exhibit 10.3

Restricted Stock Agreement, dated December 22, 2008, between the Company and Charles Horsey (incorporated by reference to the similarly described Exhibit filed as exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2008).

Exhibit 10.4	Letter Agreement, dated November 9, 2007, between the Company and Jim Haughton

Exhibit 16	Letter of Lazar Levine & Felix LLP, dated February 25, 2009.

Exhibit 99	Press release dated February 24, 2009.